Exhibit 10.2

As amended November 8, 2007

LEHMAN BROTHERS HOLDINGS INC.

2005 STOCK INCENTIVE PLAN

1)              Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining employees, directors and consultants and to motivate such employees, directors and consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such employees, directors and consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2)              Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)          “Act” means The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)         “Affiliate” means any entity that is consolidated with the Company for financial reporting purposes or any other entity designated by the Board in which the Company or an Affiliate has a direct or indirect interest of at least twenty-five percent (25%).

(c)          “Award” means an Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

(d)         “Award Agreement” means the written document or documents by which each Award is evidenced.

(e)          “Board” means the Board of Directors of the Company.

(f)            “Change in Control” means, with respect to any Award granted on or prior to November 8, 2007, the occurrence of any of the following events:

(i)             The occurrence of an event described in paragraph (ii), (iii), (iv), (v) or (vi) below involving any entity (or an affiliate thereof) which had previously commenced (within the meaning of Rule 14d-2 under the Act), without the approval of the Board, a tender offer for shares having more than 20% of the combined voting power of the Company’s outstanding shares of capital stock having ordinary voting power in the election of directors of the Company (the “Voting Securities”);

(ii)          An acquisition (other than directly from the Company) of any Voting Securities by any “Person” (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Act) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Act) of 20% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof or a trustee thereof acting solely in its capacity as trustee) maintained by (I) the Company or (II) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Subsidiary Entity”), (B) the Company or any of its Subsidiary Entities, or (C) any Person who files in connection with such acquisition a Schedule 13D which expressly disclaims any intention to seek control of the Company and does not expressly reserve the right to seek such control; provided, however, that any amendment to such statement of intent which either indicates an intention or reserves the right to seek control shall be deemed an “acquisition” of the securities of the Company reported in such filing as beneficially owned by such Person for purposes of this paragraph (ii);

(iii) The individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), ceasing for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (in each case, a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest;

(iv) A merger, consolidation, recapitalization or reorganization involving the Company, unless such merger, consolidation or reorganization is a “Non-Control Transaction”; i.e., meets each of the requirements described in subparagraphs (A), (B) and (C) below:

(A) the stockholders of the Company, immediately before such merger, consolidation, recapitalization or reorganization, own, directly or indirectly, immediately following such merger, consolidation, recapitalization or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the Company, the corporation resulting from such merger or consolidation, recapitalization or reorganization, or any parent thereof (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, recapitalization or reorganization;

(B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, recapitalization or reorganization constitute at least 50% of the members of the board of directors of the Surviving Corporation immediately following the consummation of such merger, consolidation, recapitalization or reorganization; and

(C) no Person other than the Company, any Subsidiary Entity, any employee benefit plan (or any trust forming a part thereof or a trustee thereof acting solely in its capacity as trustee) maintained by the Company, the Surviving Corporation, or any Subsidiary Entity, or any Person who, immediately prior to such merger, consolidation, recapitalization or reorganization had Beneficial Ownership of 20% or more of the then outstanding Voting Securities has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities immediately following the consummation of such merger, consolidation, recapitalization or reorganization;

(v)         A complete liquidation or dissolution of the Company;

(vi)      Sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary Entity); or

(vii)   An event that would constitute a “Change in Control” within the meaning of Section 2(g).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted percentage set forth in paragraph (ii) or subparagraph (iv)(A) or (C) above, as applicable, of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting

Securities by the Company, and thereafter such Beneficial Owner acquires any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

A “Hostile Change in Control” shall mean the occurrence of an event as contemplated in paragraph (i) above. A “Friendly Change in Control” shall mean any Change in Control that is not a Hostile Change in Control.

(g)         “Change in Control” means, with respect to any Award granted after November 8, 2007, the occurrence of any of the following events:

(i)             An acquisition (other than directly from the Company, but including any acquisition in connection with any merger, consolidation, recapitalization or reorganization involving the Company) of the Company’s outstanding shares of capital stock having ordinary voting power in the election of directors (“Voting Securities”) by any “Person” (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 70% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities that are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition that would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof or a trustee thereof acting solely in its capacity as trustee) maintained by (I) the Company or (II) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Subsidiary Entity”), (B) the Company or any of its Subsidiary Entities, or (C) any Person who files in connection with such acquisition a Schedule 13D that expressly disclaims any intention to seek control of the Company and does not expressly reserve the right to seek such control; provided, however, that any amendment to such statement of intent that either indicates an intention or reserves the right to seek control shall be deemed an “acquisition” of the securities of the Company reported in such filing as beneficially owned by such Person for purposes of this paragraph (i);

(ii)          Any merger, consolidation, recapitalization or reorganization involving the Company, unless such merger, consolidation, recapitalization or reorganization is a “Non-Control Transaction”; i.e., meets each of the requirements described in subparagraphs (A), (B) and (C) below:

(A)      the stockholders of the Company, immediately before such merger, consolidation, recapitalization or reorganization, own, directly or indirectly, immediately following such merger, consolidation, recapitalization or reorganization, at least 30% of the combined voting power of the outstanding voting securities of the Company, the corporation resulting from such merger, consolidation, recapitalization or reorganization, or any parent thereof (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, recapitalization or reorganization;

(B)        the individuals who were members of the Board immediately prior to the execution of the agreement providing for such merger, consolidation, recapitalization or reorganization constitute at least 50% of the members of the board of directors of the Surviving Corporation immediately following the consummation of such merger, consolidation, recapitalization or reorganization; and

(C)        no Person other than the Company, any Subsidiary Entity, any employee benefit plan (or any trust forming a part thereof or a trustee thereof acting solely in its capacity as trustee) maintained by the Company, the Surviving Corporation, or any Subsidiary Entity, or any Person who, immediately prior to such merger, consolidation, recapitalization or reorganization had Beneficial Ownership of 70% or more of the then outstanding Voting Securities has Beneficial Ownership of 70% or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities immediately following the consummation of such merger, consolidation, recapitalization or reorganization;

(iii) Replacement within a consecutive twelve month period of a majority of the individuals who are members of the Board with individuals (“Replacement Board Members”) who do not receive endorsement by a majority of the Board before the date of the appointment or election of such Replacement Board Member; or

(iv) Sale or other disposition (other than a transfer to a Subsidiary Entity) of all or substantially all of the assets of the Company to any Person, or any Person acquires such amount of assets in any consecutive twelve-month period ending on the most recent acquisition by such Person.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted percentage set forth in paragraph (i) of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and thereafter such Subject Person acquires any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur. In addition, notwithstanding the foregoing a Change in Control shall not be deemed to occur unless such transaction or occurrence constitutes a change in ownership or effective control within the meaning of Section 409A(a)(2)(A)(v) of the Code.

(h)         “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

(i)             “Committee” means the Compensation and Benefits Committee of the Board.

(j)             “Company” means Lehman Brothers Holdings Inc.

(k)          “Dividend Equivalent Right” means a dividend equivalent right granted under the Plan, which represents an unfunded and unsecured promise to pay to the Participant amounts equal to all or any portion of the regular cash dividends that would be paid on Shares covered by an Award if such shares were delivered pursuant to an Award.

(l)             “Effective Date” means May 1, 2005.

(m) “Employment” means (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s services as a consultant, if the Participant is consultant to the Company or any of its Affiliates and (iii) a Participant’s services as a Non-Employee Director, if the Participant is a non-employee member of the Board; provided however that unless otherwise determined by the Committee, a change in a Participant’s status from employee to non-employee (other than a director of the Company or an Affiliate) shall constitute a termination of employment hereunder. For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant’s employment, without an intervening period of separation, between the Company and any Affiliate shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company during such leave of absence.

(n)         “Fair Market Value” means, on a given date, (i) if there should be a public market for the Shares on such date, the closing price of the Shares on the New York Stock Exchange, or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “NASDAQ”), or, if no sale of Shares shall have been reported on the New York Stock Exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith and, in the case of an ISO, in accordance with Section 422 of the Code.

(o)         “ISO” means an Option that is also an incentive stock option granted pursuant to Section 5(d).

(p)         “Non-Employee Director” means a director of the Company who is not an employee of the Company or a Subsidiary.

(q)         “Option” means (i) a non-qualified stock option or (ii) an ISO, as applicable,  granted pursuant to Section 5.

(r)            “Option Price” means the purchase price per Share of an Option, as determined pursuant to Section 5(a).

(s)          “Other Stock-Based Award” means an award granted pursuant to Section 7.

(t)            “Participant” means an employee, prospective employee, director or consultant of the Company or an Affiliate who is selected by the Committee to participate in the Plan.

(u)         “Performance-Based Award” means an Other Stock-Based Award granted pursuant to Section 7(c).

(v)         “Plan” means the Lehman Brothers Holdings Inc. 2005 Stock Incentive Plan, as amended from time to time.

(w)       “Shares” means shares of common stock of the Company.

(x)           “Stock Appreciation Right” means a stock appreciation right granted pursuant to Section 6.

(y)         “Subsidiary” means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto), of the Company.

3)              Shares Subject to the Plan

(a)          The total number of Shares that may be issued under the Plan is ninety-five (95) million, plus the number of Shares calculated as set forth in subsection (c) below, subject to adjustment as provided in Section 9. Shares of Common Stock issued under the Plan may be authorized but unissued shares or authorized and issued shares held in the Company’s treasury, or any combination thereof. No participant may be granted Options, Stock Appreciation Rights or Other Stock-Based Awards covering in excess of four million Shares in any fiscal year of the Company, and the maximum number of Shares that may be subject to Awards that are ISOs is twenty (20) million, subject to adjustment as provided in Section 9.

(b)         In calculating the number of Shares remaining available for grants of Awards at any given time during the term of the Plan, the following rules shall apply:

(i)             the number of Shares remaining for issuance shall be reduced by the number of outstanding Awards that consist of, or that are payable in Shares;

(ii)          the number of Shares remaining for issuance shall be increased by the number of Shares withheld or tendered (by actual delivery or attestation) to pay the exercise price of an Option and by the number of shares withheld from any grant of Awards to satisfy tax withholding obligations;

(iii) the number of Shares remaining for issuance shall be increased by the number of Shares that have been granted, or reserved for distribution in satisfaction of Awards, that are later forfeited, or that expire or terminate or, for any other reason, are not payable or distributable under the Plan; and

(iv) the number of Shares remaining for issuance shall be increased by the number of Shares that have been granted in respect of Awards that are settled in cash under the Plan.

(c)          The following numbers of Shares shall be added to the ninety-five (95) million Shares expressly identified in subsection (a) above: the number of Shares that, on the date that is immediately prior to the applicable date of expiration of each of the Lehman Brothers Holdings Inc. Employee Incentive Plan and the Lehman Brothers Holdings Inc. 1996 Management Ownership Plan (each, a “Prior Plan”), are available for issuance and not otherwise subject to outstanding Awards granted under the Prior Plans, increased by the number of Shares that, as of each such applicable expiration date, were subject to Awards granted and outstanding under the Prior Plans (the “Prior Awards”) but which are subsequently not payable or distributable under the Prior Awards under any of the circumstances described in paragraph (ii), (iii) or (iv) of subsection (b) above.

4)              Administration

(a)          The Plan shall be administered by the Committee, the members of which shall be “independent” in accordance with all applicable stock exchange or market listing requirements. The Committee may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and, to the extent required by Section 162(m) of the Code (or any successor section thereto), “outside directors” within the meaning thereof. In addition, to the extent consistent with Rule 16b-3 under the Act, the Committee may delegate the authority to grant Awards under the Plan to officers or employees of the Company.

(b)         The Committee is authorized to construe, interpret, implement and administer the Plan and any Award, to establish, amend and rescind any rules and regulations relating to the Plan and each Award, and to make any other determinations that it deems necessary or desirable for the administration of the Plan or with respect to any Award. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the construction, interpretation, implementation and administration of the Plan or any Award, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full and exclusive power and authority to make, and establish the terms and conditions of, any Award to any person eligible to be a Participant, consistent with the provisions of the Plan and  to amend or waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any conditions on vesting), provided, however, the Committee shall not have such power and authority to accelerate or otherwise provide for the times at which Shares with respect to any Award are delivered if any Award is subject to Section 409A of the Code in a manner that would result in  the imposition upon any Participant of an additional tax under Section 409A of the Code, and provided further, in the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, a Participant is deemed to be a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code),  payments and/or deliveries of Shares in respect of any Award subject to Section 409A of the Code shall not be made prior to the date which is six (6) months after the date of such Participant’s separation from service from the Company and all Subsidiaries, determined in accordance with Section 409A of the Code and the regulations promulgated thereunder. None of Committee’s determinations under the Plan and under any Award Agreement need be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (i) the persons to receive Awards, (ii) the terms and provisions of Awards, (iii) whether a Participant’s Employment has been terminated for purposes of the Plan and (iv) any adjustments to be made to Awards pursuant to Section 9 or otherwise.

(c)          The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes or to otherwise satisfy any tax obligations due as a result of the exercise, grant, vesting of, or payment pursuant to, an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding or other taxes by (i) delivery, in cash or by check, (ii) delivery in Shares or (iii) having Shares withheld by the Company with a market value equal to the minimum statutory withholding rate from any Shares that would have otherwise been received by the Participant.

(d)         Deliveries of Shares may be rounded to avoid fractional shares. In addition, the Company may pay cash in lieu of fractional shares.

5)              Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, non-qualified or ISOs for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)          Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

(b)         Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c)          Exercise of Options. Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 5, the exercise date of an Option shall be the date a notice of exercise is received by the Company, together with provision for payment of the full purchase price in accordance with this subsection (c). The Option Price for the Shares as to which an Option is exercised shall be paid to the Company, at the election of the Committee, pursuant to one or more of the following methods: (i) in cash; (ii) in Shares having a market value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles); (iii) partly in cash and partly in such Shares; (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such Sale equal to the aggregate Option Price for the Shares being purchased or (v) by such other means as the Committee deems appropriate. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option, and shall not otherwise be entitled to delivery of any Shares (or cash or other property in lieu thereof) underlying any such Option, until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan, and such Shares have been issued hereunder.

(d)         ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who, at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company immediately of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award Agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan, provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e)          Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or withholding taxes relating to the exercise of an Option or delivery of Shares pursuant to an Award by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option or pursuant to the other Award.

(f)            Section 409A Restrictions on Option Awards. Options shall only be granted to employees, independent contractors or Non-Employee Directors providing direct services to any corporation in a chain of corporations or other entities in which each corporation or other entity, starting with the Company, has a controlling interest in another corporation or other entity in the chain, ending with the corporation or other entity for which the service provider provides direct services on the date of grant of the Option. For this purpose, the term controlling interest has the same meaning as provided in Treas. Reg. Section 1.414(c)-2(b)(2)(i) of the Code, provided that the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Treas. Reg. Section 1.414(c)-2(b)(2)(i). In addition, where the use of such stock with respect to the grant of an option to such service provider is based upon legitimate business criteria, the term controlling interest has the same meaning as provided in Treas. Reg. Section 1.414(c)-2(b)(2)(i), provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treas. Reg. Section 1.414(c)-2(b)(2)(i). For purposes of determining ownership of an interest in an organization, the rules of Treas. Reg. Section 1.414(c)-3 and 1.414(c)-4 of the Code apply.

6)              Terms and Conditions of Stock Appreciation Rights

(a)          Grants. The Committee may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 6 (or such additional limitations as may be included in an Award agreement).

(b)         Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted; provided, however, that notwithstanding the foregoing in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount, in cash and/or Shares, equal to (i) the excess of (A) the market value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the market value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such market value), as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. The date a notice of exercise is received by the Company shall be the exercise date. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)          Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

(d)         Section 409A Restrictions on Stock Appreciation Right Awards. Stock Appreciation Rights shall only be granted to employees, independent contractors or Non-Employee Directors providing direct services to any corporation in a chain of corporations or other entities in which each corporation or other entity, starting with the Company, has a controlling interest in another corporation or other entity in the chain, ending with the corporation or other entity for which the service provider provides direct services on the date of grant of the Stock Appreciation Right. For this purpose, the term controlling interest has the same meaning as provided in Treas. Reg. Section 1.414(c)-2(b)(2)(i) of the Code, provided that the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Treas. Reg. Section 1.414(c)-2(b)(2)(i). In addition, where the use of such stock with respect to the grant of a Stock Appreciation Right to such service provider is based upon legitimate business criteria, the term controlling interest has the same meaning as provided in Treas. Reg. Section 1.414(c)-2(b)(2)(i), provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treas. Reg. Section 1.414(c)-2(b)(2)(i). For purposes of determining ownership of an interest in an organization, the rules of Treas. Reg. Section 1.414(c)-3 and 1.414(c)-4 of the Code apply.

7)              Other Stock-Based Awards

(a)          The Committee, in its sole discretion, may grant or sell Awards of Shares and Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, Shares (all such Awards being referred to herein as “Other Stock-Based Awards”). Other Stock-Based Awards shall be in such form, and be subject to such terms and conditions, as the Committee shall determine, including without limitation, the following forms: (i) the right to purchase Shares, (ii) Shares subject to restrictions on transfer until the completion of a specified period of service, the occurrence of an event or the attainment of performance objectives, each as specified by the Committee, and (iii) Shares issuable upon the completion of a specified period of service, the occurrence of an event or the attainment of performance objectives, each as specified by the Committee. Other Stock-Based Awards may be granted alone or in addition to any other Awards made under the Plan. All references in the preceding sentence to “specified period of service,” in the case of Other Stock-Based Awards which (i) are not in lieu of cash compensation to employees generally, (ii) are not paid to recruit a new employee in an amount of less than 5% of the total awards available for grant under the Plan or (iii) are not subject to the attainment of performance objectives, shall provide that vesting, restrictions on transfer or some other comparable restriction which incents continued performance of the Participant, will be for a period of not less than three years (although vesting or lapsing may occur in tranches over the three years), unless there is a Change in Control or the Participant retires, becomes disabled or dies. Subject to the provisions of the Plan, the Committee shall have sole and absolute discretion to determine to whom and when such Other Stock-Based Awards will be made, the number of shares of Common Stock to be awarded under (or otherwise related to) such Other Stock-Based Awards and all other terms and conditions of such Awards. The Committee shall determine whether Other Stock-Based Awards shall be settled in cash, Common Stock or a combination of cash and Common Stock.

(b)         With respect to any restricted stock units granted under the Plan, the obligations of the Company or any Subsidiary are limited solely to the delivery of Shares (or, at the discretion of the Committee, cash in lieu thereof to the extent necessary to comply with applicable law, regulation or other local practice, as determined by the Committee) on the date when such Shares are due to be delivered under each Award Agreement. The Company or any Subsidiary may deliver cash to Participants for dividends paid to a holder of shares of Common Stock, for fractional shares or for any amounts payable in cash upon the occurrence of a Change in Control.

(c)          The Committee may establish performance objectives that must be attained in order for the Company to make payments pursuant to Other Stock-Based Awards. The performance objectives for Awards will be based upon one or more of the following criteria: (i) before-tax income and/or net income; (ii) earnings per share; (iii) book value per share; (iv) stock price; (v) return on equity; (vi) expense management; (vii) return on investment; (viii) improvements in capitalization; (ix) profitability of an identifiable business unit or product; (x) profit margins; (xi) budget comparisons; (xii) total return to Stockholders; (xiii) net revenue; and (xiv) economic value added. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Sections 162(m) and 409A of the Code, elect to defer payment of a Performance-Based Award. The maximum amount of Other Stock-Based Awards that may be granted during a fiscal year of the Company to any Participant shall be (x) with respect to Other Stock-Based Awards that are denominated or payable in Shares, four million Shares, and (y) with respect to Other Stock-Based Awards that are not denominated or payable in Shares, $50 million.

(d)         The Committee may grant Participants Dividend Equivalent Rights with respect to any Common Stock subject to any Award. The Committee shall specify at the time of grant of any Dividend Equivalent Right whether dividends shall be paid at the time dividends in respect of Common Stock are paid to other shareholders or accumulated and paid out at the time payment is called for under the Awards to which the Dividend Equivalent Right relates. Other Stock-Based Awards may, at the discretion of the Committee, provide the Participant with dividends or dividend equivalents and voting rights prior to either vesting or earnout.

8)              Unfunded Status of Plan; No Rights as a Shareholder.

The Plan is intended to constitute an “unfunded” plan for long-term incentive compensation. With respect to any payments not yet made to a Participant, including any Participant-optionee, by the Company, nothing herein contained shall give any Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu thereof or with respect to Options, Stock Appreciation Rights and Other Stock-Based Awards under the Plan; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan. Except as otherwise provided in a Participant’s Award Agreement, no Participant (or other person having rights pursuant to an Award) shall have any of the rights of a shareholder of the Company with respect to Shares subject to an Award until the delivery of such Shares. Except as otherwise provided in Section 9,  no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

9)              Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)          Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends, or any transaction similar to the  foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Awards may be granted during a fiscal year of the Company to any Participant, (iii) the Option Price or exercise price of any Stock Appreciation Right and/or (iv) any other affected terms of such Awards.

(b)         Change in Control. If a Change in Control occurs after the Effective Date, at any time before such Change in Control the Committee may, but shall not be obligated to, (i) accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an Award, (ii) cancel Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights, (iii) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (iv) provide that for a period of at least 30 days prior to the Change in Control, such Options shall be exercisable as to all shares subject thereto and that upon the occurrence of the Change in Control, such Options shall terminate and be of no further force and effect, provided in any such case the Committee shall not have such power and authority to accelerate the times at which Shares with respect to any Award are delivered if any Award is subject to Section 409A of the Code in a manner that would result in  the imposition upon any Participant of an additional tax under Section 409A of the Code.

10)        No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company’s or

Subsidiary’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11)        Successors and Assigns

The Plan and any Award Agreement shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12)        Transferability of Awards

Unless otherwise determined by the Committee or as otherwise set forth in any Award Agreement, an Award shall not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of  by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Any sale, transfer, assignment, pledge, hypothecation or other disposition in violation of the provisions of this Section 12 shall be void.

13)        Amendments or Termination

The Board may amend or terminate the Plan, but no amendment or termination shall be made, (a) without the approval of the shareholders of the Company, if such action would (i) (except as is provided in Section 9), increase the total number of Shares reserved for the purposes of the Plan or increase the maximum number of Shares that may be issued hereunder, or the maximum number of Shares for which Awards may be granted to any Participant, (ii) change the class of persons eligible to be Participants; or (iii) extend the date after which Awards cannot be granted under the Plan; or (b) without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan and/or any outstanding Awards in such manner as it deems necessary to permit the Plan and/or any outstanding Awards to satisfy applicable requirements of the Code or other applicable laws.

14)        Treatment of Awards

Absent express provisions to the contrary, an Award under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or its Affiliates and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

15)        Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

16)        Effectiveness of the Plan

The Plan shall be effective as of the Effective Date and shall terminate immediately prior to the tenth anniversary of the Effective Date, subject to earlier termination by the Board pursuant to Section 13.